[LOGO]



                                  CREDIT AGREEMENT

                               (CROP LINE OF CREDIT)

       This Agreement (the "Agreement") is made and entered into as of September 7, 1999, by and between SANWA BANK CALIFORNIA (the "Bank") and SCHEID VINEYARDS INC. and SCHEID VINEYARDS CALIFORNIA INC. (collectively the "Borrower"), on the terms and conditions that follow:

                                      SECTION

                                          1

                                    DEFINITIONS

1.1 CERTAIN DEFINED TERMS: Unless elsewhere defined in this Agreement, the following terms shall have the following meanings (such meanings to be generally applicable to the singular and plural forms of the terms defined):

       1.1.1 "ADVANCE": shall mean an advance to the Borrower under the credit facility (ies) described in Section 2.

       1.1.2 "BUSINESS DAY": shall mean a day, other than a Saturday or Sunday, on which commercial banks are open for business in California.

       1.1.3 "CASH FLOW": shall mean the sum of net income after tax and exclusive of extraordinary gains, plus depreciation and amortization expense minus dividends and distributions.

       1.1.4 "COLLATERAL": shall mean the property described in Section 3, together with any other personal or real property in which the Bank may be granted a lien or security interest to secure payment of the Obligations.

       1.1.5  "CROPS":  shall mean the crops described in Section 3.

       1.1.6 "CROP BUDGET": shall mean the crop budget dated May 17, 1999 for the crop production year commencing on December 1, 1998 and ending on November 30, 1999 (the "Current Crop Year") which budget is attached hereto as Exhibit "A".

       1.1.7 "CROP LINE OF CREDIT": shall mean the credit facility described as such in Section 2.

       1.1.8 "CURRENT ASSETS": shall mean current assets as determined in accordance with generally accepted accounting principles, less all amounts due from affiliates, officers or employees.

       1.1.9 "CURRENT LIABILITIES": shall mean current liabilities as determined in accordance with generally accepted accounting principles, including any negative cash balance on the Borrower's financial statement.

       1.1.10 "DEBT": shall mean all liabilities of the Borrower less Subordinated Debt, if any.

       1.1.11 "EFFECTIVE TANGIBLE NET WORTH": shall mean the Borrower's stated net worth plus Subordinated Debt but less all intangible assets of the Borrower (i.e., goodwill, trademarks, patents, copyrights, organization expense, and similar intangible items including, but not limited to, investments in and all amounts due from affiliates, officers or employees).

       1.1.12 "ENVIRONMENTAL CLAIMS": shall mean all claims, however asserted, by any governmental authority or other person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from property, whether or not owned by the Borrower, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

       1.1.13 "ENVIRONMENTAL LAWS": shall mean all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

       1.1.14 "ENVIRONMENTAL PERMITS":  shall have the meaning provided in
              Section 5.11 hereof.

       1.1.15 "EQUIPMENT": shall mean equipment as defined in the California Uniform Commercial Code.

       1.1.16 "ERISA": shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

       1.1.17 "EVENT OF DEFAULT":  shall have the meaning set forth in Section
              7.

       1.1.18 "EXPIRATION DATE": shall mean June 5, 2001, or the date of termination of the Bank's commitment to lend under this Agreement pursuant to Section 8, whichever shall occur first.

       1.1.19 "FIXED RATE ADVANCE": shall have the respective meaning as it is defined for each facility under Section 2, hereof if applicable.

       1.1.20 "FIXED RATE": shall have the respective meaning as it is defined for each facility under Section 2, hereof if applicable.

       1.1.21 "HAZARDOUS MATERIALS": shall mean all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

       1.1.22 "INDEBTEDNESS": shall mean, with respect to the Borrower, (i) all indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which the Borrower is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which the Borrower otherwise assures a creditor against loss and (ii) obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, reported as capital leases in respect of which the Borrower is liable, contingently or otherwise, or in respect of which the Borrower otherwise assures a creditor against loss.

       1.1.23 "INTEREST PERIOD": shall have the respective meaning as it is defined for each facility under Section 2, hereof.

       1.1.24 "INVENTORY": shall mean the inventory described in Section 3.

       1.1.25 "LINE ACCOUNT": shall have the meaning provided in Section 2.2 hereof.

       1.1.26 "OBLIGATIONS": shall mean all amounts owing by the Borrower to the Bank pursuant to this Agreement including, but not limited to, the unpaid principal amount of Advances.

       1.1.27 "ORDINARY COURSE OF BUSINESS": shall mean, with respect to any transaction involving the Borrower or any of its subsidiaries or affiliates, the ordinary course of the business of the Borrower or such subsidiary or affiliate, as conducted generally in accordance with past practice and undertaken in good faith and not for the purpose of evading any covenant or restriction in this Agreement or in any other document, instrument or agreement executed in connection herewith.

       1.1.28 "PERMITTED LIENS": shall mean: (i) liens and security interests securing indebtedness owed by the Borrower to the Bank; (ii) liens for taxes, assessments or similar charges not yet due; (iii) liens of materialmen, mechanics, warehousemen, or carriers or other like liens arising in the Ordinary Course of Business and securing obligations which are not yet delinquent; (iv) purchase money liens or purchase money security interests upon or in any property acquired or held by the Borrower in the Ordinary Course of Business to secure Indebtedness outstanding on the date hereof or permitted to be incurred under Section 5.7 hereof; (v) liens and security interests which, as of the date hereof, have been disclosed to and approved by the Bank in writing; and (vi) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the Borrower's assets.

       1.1.29 "REFERENCE RATE": shall mean an index for a variable interest rate which is quoted, published or announced by Bank as its reference rate and as to which loans may be made by Bank at, above or below such rate.

       1.1.30 "SUBORDINATED DEBT": shall mean such liabilities of the Borrower which have been subordinated to those owed to the Bank in a manner reasonably acceptable to the Bank.

       1.1.31 "VARIABLE RATE ADVANCE": shall have the respective meaning as it is defined for each facility under Section 2, hereof.

       1.1.32 "VARIABLE RATE": shall have the respective meaning as it is defined for each facility under Section 2, hereof.

1.2 ACCOUNTING TERMS: All references to financial statements, assets, liabilities, and similar accounting items not specifically defined herein shall mean such financial statements or such items prepared or determined in accordance with generally accepted accounting principles consistently applied and, except where otherwise specified, all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

1.3 OTHER TERMS: Other terms not otherwise defined shall have the meanings attributed to such terms in the California Uniform Commercial Code.

                                      SECTION

                                          2

                                 CREDIT FACILITIES

2.1    THE CROP LINE OF CREDIT

       2.1.1 THE CROP LINE OF CREDIT: On terms and conditions as set forth herein, the Bank agrees to make Advances to the Borrower from time to time from the date hereof to the Expiration Date, provided the aggregate amount of such Advances outstanding at any time does not exceed $12,000,000.00. Within the foregoing limits, the Borrower may borrow, partially or wholly prepay, and reborrow under this
              Section 2.1. Advances made under the Crop Line of Credit shall be used for general corporate and working capital purposes, and to fund the Borrower's farming operations, which advances shall be made in accordance with the Crop Budget.

       2.1.2 MAKING LINE ADVANCES: Each Advance shall be conclusively deemed to have been made at the request of and for the benefit of the Borrower (i) when credited to any deposit account of the Borrower maintained with the Bank or (ii) when paid in accordance with the Borrower's written instructions. Subject to the requirements of
              Section 4 and provided such request is made in a timely manner as provided in Section 2.1.5 below, Advances shall be made by the Bank under the Crop Line of Credit.

       2.1.3 REPAYMENT: On the Expiration Date, the Borrower hereby promises and agrees to pay to the Bank in full the aggregate unpaid principal amount of all Advances then outstanding under the Crop Line of Credit together with all accrued and unpaid interest thereon.

       2.1.4 INTEREST ON ADVANCES: Interest shall accrue from the date of each Advance under the Crop Line of Credit at one of the following rates, as quoted by the Bank and as elected by the Borrower pursuant to Subsection (i) or Subsection (ii) below:

              (i) VARIABLE RATE ADVANCES: A variable rate per annum equivalent to the Reference Rate (the "Variable Rate"). Interest shall be adjusted concurrently with any change in the Reference Rate. An Advance based upon the Variable Rate is hereinafter referred to as a "Variable Rate Advance".

              (ii) FIXED RATE ADVANCES: A fixed rate quoted by Bank in its sole discretion for each Advance (the "Fixed Rate") and for such period of time that the Bank may quote and offer, provided that any such period of time shall be for at least 30 days and provided that any such period of time does not extend beyond the Expiration Date (the "Interest Period") for Advances in the minimum amount of $500,000.00.
                     Advances based upon the Fixed Rate are hereinafter referred to as "Fixed Rate Advances".

              Interest on any Advance shall be computed on the basis of 360 days per year, but charged on the actual number of days elapsed.

              The Borrower hereby promises and agrees to pay interest in arrears on Variable Rate Advances and Fixed Rate Advances on the last calendar day of each March, June, September, or December.

              If interest is not paid as and when it is due, it shall be added to the principal, become and be treated as a part thereof, and shall thereafter bear like interest.

       2.1.5 NOTICE OF BORROWING: Upon written or telephonic notice which shall be received by the Bank at or before 2:00 p.m. (California time) on a Business Day, the Borrower may borrow under the Crop Line of Credit by requesting a Variable Rate Advance or a Fixed Rate Advance. A Variable Rate Advance or a Fixed Rate Advance may be made on the day notice is received by the Bank; provided, however, that if the Bank shall not have received notice at or before 2:00 p.m. on the day such Advance is requested to be made, such Variable Rate Advance or Fixed Rate Advance may, at the Bank's option, be made on the next Business Day.

       2.1.6 NOTICE OF ELECTION TO ADJUST INTEREST RATE: The Borrower may elect:

              (i) That interest on a Variable Rate Advance shall be adjusted to accrue at the Fixed Rate; provided, however, that such notice shall be received by the Bank no later than 2:00 p.m. on the Business Day on which the Borrower requests that interest be adjusted to accrue at the Fixed Rate.

              (ii) That interest on a Fixed Rate Advance shall continue to accrue at a newly quoted Fixed Rate or shall be adjusted to commence to accrue at the Variable Rate; provided, however, that such notice shall be received by the Bank no later than 2:00 p.m. on the last day of the Interest Period pertaining to such Fixed Rate Advance. If the Bank shall not have received notice (as prescribed herein) of the Borrower's election that interest on any Fixed Rate Advance shall continue to accrue at the newly quoted Fixed Rate the Borrower shall be deemed to have elected that interest thereon shall be adjusted to accrue at the Variable Rate upon the expiration of the Interest Period pertaining to such Advance.

       2.1.7 PREPAYMENT: The Borrower may prepay any Advance in whole or in part, at any time and without penalty, provided, however, that:
              (i) any partial prepayment shall first be applied, at the Bank's option, to accrued and unpaid interest and next to the outstanding principal balance; and (ii) during any period of time in which interest is accruing on any Advance on the basis of the Fixed Rate, no prepayment shall be made except on a day which is the last day of the Interest Period pertaining thereto. If the whole or any part of any Fixed Rate Advance is prepaid by reason of acceleration or otherwise, the Borrower shall, upon the Bank's request, promptly pay to and indemnify the Bank for all costs, expenses and any loss (including loss of future interest income) actually incurred by the Bank and any loss (including loss of profit resulting from the re-employment of funds) reasonably deemed sustained by the Bank as a consequence of such prepayment.

              The Bank shall be entitled to fund all or any portion of its Advances in any manner it may determine in its sole discretion, but all calculations and transactions hereunder shall be conducted as though the Bank actually funded all Advances through the purchase of dollar deposits bearing interest at the same rate as U.S. Treasury securities in the amount of the relevant Advance and in maturities corresponding to the date of such purchase to the Expiration Date hereunder.

       2.1.8 CONVERSION FROM FIXED RATE TO VARIABLE RATE: In the event that the Bank shall at any time determine that the accrual of interest on the basis of the Fixed Rate (i) is infeasible because the Bank is unable to determine the Fixed Rate due to the unavailability of U.S. dollar deposits, contracts or certificates of deposit in an amount approximately equal to the amount of the relevant Advance and for a period of time approximately equal to the relevant Interest Period or (ii) is or has become unlawful or infeasible by reason of the Bank's compliance with any new law, rule, regulation, guideline or order, or any new interpretation of any present law, rule, regulation, guideline or order, then the Bank shall give telephonic notice thereof (confirmed in writing) to the Borrower, in which event any Advance bearing interest at the Fixed Rate, shall be deemed to be a Variable Rate Advance and interest shall thereupon immediately accrue at the Variable Rate.

       2.1.9 COMMITMENT FEE: The Borrower agrees to pay to the Bank a commitment fee on the unused portion of the Crop Line of Credit of .15% per annum, payable quarterly in arrears, commencing October 1, 1999, and computed on a year of 360 days for actual days elapsed, provided that the provisions of Section 6.14 hereof shall not be deemed to be included in the unused portion of the Crop Line of Credit.

2.2    LINE ACCOUNT:

       2.2.1 The Bank shall maintain on its books a record of account in which the Bank shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the credit facilities granted hereunder (the "Line Account"). The Bank shall provide the Borrower with a statement of the Borrower's Line Account, which statement shall be considered to be correct and conclusively binding on the Borrower unless the Borrower notifies the Bank to the contrary within 30 days after the Borrower's receipt of any such statement which it deems to be incorrect.

       2.2.2 If any payment required to be made by the Borrower hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension. All payments required to be made hereunder shall be made to the office of the Bank designated for the receipt of notices herein or such other office as Bank shall from time to time designate.

2.3 LATE PAYMENT: In addition to any other rights the Bank may have hereunder, if any payment of principal or interest or any portion thereof, under this Agreement is not paid within 10 days of when due, a late payment charge equal to five percent (5%) of such past due payment may be assessed and shall be immediately payable.

                                      SECTION

                                          3

                                     COLLATERAL

3.1 THE COLLATERAL: To secure payment and performance of all the Borrower's Obligations under this Agreement and all other liabilities, loans, guarantees, covenants and duties owed by the Borrower to the Bank, whether or not evidenced by this or by any other agreement, absolute or contingent, due or to become due, now existing or hereafter and howsoever created, the Borrower hereby grants the Bank a security interest in and to all of the following property ("Collateral"):

              (i) INVENTORY. All inventory (excluding crops) now owned or hereafter acquired by the Borrower, including, but not limited to, all raw materials, work in process, finished goods, merchandise, parts and supplies of every kind and description, including inventory temporarily out of the Borrower's custody or possession, together with all returns on accounts
                     (the "Inventory").


              (ii) ACCOUNTS. All accounts, contract rights and general intangibles now owned or hereafter created or acquired by the Borrower, including, but not limited to, all receivables, goodwill, trademarks, trademark applications, trade styles, trade names, patents, patent applications, copyrights and copyright applications, customer lists, business records and computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral.

              (iii) DOCUMENTS. All documents, instruments and chattel paper now owned or hereafter acquired by the Borrower, including, but not limited to, warehouse and other receipts, bills of sale and bills of lading.

              (iv) MONIES. All monies, deposit accounts, certificates of deposit and securities of the Borrower now or hereafter in the Bank's or its agents' possession.

              (v) CROPS. All crops now growing or hereafter to be grown, together with all products and proceeds thereof (the "Crops"), on that certain real property described in the attached Exhibit "B" (the "Real Property").

              (vi) FARM PRODUCTS. All farm products now owned or hereafter acquired by or for the benefit of the Borrower consisting of supplies used or produced in the farming operations of the Borrower.

The Bank's security interest in the Collateral shall be a continuing lien and shall include the proceeds and products of the Collateral including, but not limited to, the proceeds of any insurance thereon.

The security interest granted to Bank in the Collateral shall not secure or be deemed to secure any Indebtedness of the Borrower to the bank which is, at the time of its creation, subject to the provisions of any state or federal consumer credit or truth-in-lending disclosure statutes.

                                      SECTION

                                          4

                                CONDITIONS PRECEDENT

4.1 CONDITIONS PRECEDENT TO THE INITIAL ADVANCE: The obligation of the Bank to make the initial Advance and the first extension of credit to or on account of the Borrower hereunder is subject to the conditions precedent that the Bank shall have received before the date of such initial Advance and such first extension of credit all of the following, in form and substance satisfactory to the Bank:

              (i) AUTHORITY TO BORROW. Evidence that the execution, delivery and performance by the Borrower of this Agreement and any document, instrument or agreement required hereunder have been duly authorized.

              (ii) FEES. Payment of all of the Bank's reasonable out-of-pocket expenses in connection with the preparation and negotiation of this Agreement.

              (iii) FINANCING STATEMENTS. Executed UCC-1 financing statement(s) describing the Collateral, together with evidence of the recordation of such statement(s) as a lien of first priority.

              (iv) MISCELLANEOUS. Such other evidence as the Bank may request to establish the consummation of the transaction contemplated hereunder and compliance with the conditions of this Agreement.

4.2 CONDITIONS PRECEDENT TO ALL ADVANCES: The obligation of the Bank to make each Advance and each other extension of credit to or on account of the Borrower (including the initial Advance and the first extension of credit) shall be subject to the further conditions precedent that, on the date of each Advance or each extension of credit and after the making of such Advance or extension of credit:

              (i) SUBSEQUENT APPROVALS. The Bank shall have received such supplemental approvals, opinions or documents as the Bank may reasonably request.

              (ii) REPRESENTATIONS AND WARRANTIES. The representations contained in Section 5 and in any other document, instrument or certificate delivered to the Bank hereunder are true, correct and complete.

              (iii) EVENT OF DEFAULT. No event has occurred and is continuing which constitutes, or with the lapse of time or giving of notice or both, would constitute an Event of Default.

              (iv) COLLATERAL. The security interest in the Collateral has been duly authorized, created and perfected with first priority and is in full force and effect.

                                      SECTION

                                          5

                           REPRESENTATIONS AND WARRANTIES

       The Borrower hereby makes the following representations and warranties to the Bank, which representations and warranties are continuing:

5.1 STATUS: Scheid Vineyards California is a corporation duly organized and validly existing under the laws of the state of California and is properly licensed and is qualified to do business and in good standing in, and, where necessary to maintain the Borrower's rights and privileges, has complied with the fictitious name statute of every jurisdiction in which the Borrower is doing business.

       STATUS: Scheid Vineyards Inc. is a corporation duly organized and validly existing under the laws of the state of Delaware and is properly licensed and is qualified to do business and in good standing in, and, where necessary to maintain the Borrower's rights and privileges, has complied with the fictitious name statute of every jurisdiction in which the Borrower is doing business.

5.2 AUTHORITY: The execution, delivery and performance by the Borrower of this Agreement and any instrument, document or agreement required hereunder have been duly authorized and do not and will not: (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having application to the Borrower; (ii) result in a breach of or constitute a default under any material indenture or loan or credit agreement or other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; or (iii) require any consent or approval of its stockholders or violate any provision of its articles of incorporation or by-laws.

5.3 LEGAL EFFECT: This Agreement constitutes, and any instrument, document or agreement required hereunder when delivered hereunder will constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

5.4 FICTITIOUS TRADE STYLES: All fictitious trade styles used by the Borrower in connection with its business operations are San Lucas Vineyard, Scheid, Scheid Cellars, Scheid Vineyards, and Scheid Winery. The Borrower shall notify the Bank not less than 30 days prior to effecting any change in the matters described herein or prior to using any other fictitious trade style at any future date, indicating the trade style and state(s) of its use

5.5 FINANCIAL STATEMENTS: All financial statements, information and other data which may have been or which may hereafter be submitted by the Borrower to the Bank are true, accurate and correct in all material respects and have been or will be prepared in accordance with generally accepted accounting principles consistently applied and accurately represent the financial condition or, as applicable, the other information disclosed therein. Since the most recent submission of such financial information or data to the Bank, the Borrower represents and warrants that no material adverse change in the Borrower's financial condition or operations has occurred which has not been fully disclosed to the Bank in writing.

5.6 LITIGATION: Except as have been disclosed to the Bank in writing, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the Borrower's properties before any court or administrative agency which, if determined adversely to the Borrower, would have a material adverse effect on the Borrower's financial condition or operations or on the Collateral.

5.7 TITLE TO ASSETS: The Borrower has good and marketable title to all of its assets (including, but not limited to, the Collateral) and the same are not subject to any security interest, encumbrance, lien or claim of any third person except for Permitted Liens.

5.8 ERISA: If the Borrower has a pension, profit sharing or retirement plan subject to ERISA, such plan has been and will continue to be funded in accordance with its terms and otherwise complies with and continues to comply with the requirements of ERISA.

5.9 TAXES: The Borrower has filed all tax returns required to be filed and paid all taxes shown thereon to be due, including interest and penalties, other than such taxes which are currently payable without penalty or interest or those which are being duly contested in good faith.

5.10 MARGIN STOCK. The proceeds of any loan or advance hereunder will not be used to purchase or carry margin stock as such term is defined under Regulation U of the Board of Governors of the Federal Reserve System.

5.11 ENVIRONMENTAL COMPLIANCE. Except for such failures as do not and are not reasonably likely to have a material adverse effect on the financial condition or operations of the Borrower or the Collateral, the operations of the Borrower comply, and during the term of this Agreement will at all times comply, in all respects with all Environmental Laws; the Borrower has obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("ENVIRONMENTAL PERMITS") and necessary for its ordinary course operations, all such Environmental Permits are in good standing, and the Borrower is in compliance with all material terms and conditions of such Environmental Permits; neither the Borrower nor any of its present property or operations is subject to any outstanding written order from or agreement with any governmental authority nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material; there are no Hazardous Materials or other conditions or circumstances existing, or arising from operations prior to the date of this Agreement, with respect to any property of the Borrower that would reasonably be expected to give rise to Environmental Claims; PROVIDED, however, that with respect to property leased or purchased from an unrelated third party, the foregoing representation is made to the best knowledge of the Borrower. In addition, (i) the Borrower does not have any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws, or that are leaking or disposing of Hazardous Materials off-site, and (ii) the Borrower has notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

5.12   INVENTORY:

              (i) The Borrower keeps materially correct and accurate records. (itemizing and describing the kind, type, quality and quantity of inventory, the Borrower's cost therefor and selling price thereof, and the daily withdrawals therefrom and additions thereto).

              (ii) All inventory is of good and merchantable quality, free from defects, other than defects as the result of natural forces beyond reasonable control of the Borrower, and except for such other defects that do not and are not reasonably likely to have a material adverse effect on the financial condition or operations of the Borrower or the Collateral.

              (iii) The Borrower is not a "retail merchant" as defined in the California Uniform Commercial Code.

5.13 WATER. As of the date of this Agreement, sufficient water is available and is projected to be available, from verifiable surface and ground water sources, to conduct operations materially similar to prior years' operations as evidenced by information provided by any Borrower to the Bank. Borrower has filed with all governmental agencies, all notices and other documents required under Federal, state and local laws and regulations in connection with the supply of water to and use of water upon the Real Property, except for such failures as do not and are not reasonably likely to have a material adverse effect on the financial condition or operations of the Borrower or the Collateral.

                                      SECTION

                                          6

                                     COVENANTS

The Borrower covenants and agrees that, during the term of this Agreement, and so long thereafter as the Borrower is indebted to the Bank under this Agreement, the Borrower will, unless the Bank shall otherwise consent in writing:

6.1 REPORTING AND CERTIFICATION REQUIREMENTS: Deliver or cause to be delivered to the Bank in form and detail satisfactory to the Bank:

              (i) Not later than 105 days after the end of each of the Borrower's fiscal years, a copy of the annual audited consolidated financial report of Scheid Vineyards Inc. for such year, prepared by a firm of certified public accountants acceptable to Bank and accompanied by Scheid Vineyards Inc.'s Form 10-K filed with the Securities and Exchange Commission and not later than April 30 of each year, the Borrower's crop budget for the the year then in effect.

              (ii) Not later than 50 days after the end of each fiscal quarter, Scheid Vineyards Inc.'s consolidated financial statement as of the end of such period and a copy of Scheid Vineyards Inc.'s Form 10-Q filed with the Securities and Exchange Commission.

              (iii) Promptly upon the Bank's request, such other information pertaining to the Borrower, the Collateral or any guarantor hereunder as the Bank may reasonably request.

6.2 FINANCIAL CONDITION: The Borrower promises and agrees, during the term of this Agreement and until payment in full of all of the Borrower's Obligations, the Borrower will maintain at all times:

              (i) A minimum Effective Tangible Net Worth of at least $25,000,000.00.

              (ii) A ratio of Current Assets to Current Liabilities of not less than 2 to 1, measured at the end of each fiscal year.

              (iii) A ratio of Cash Flow to the current portion of long term Debt of not less than 1.25 to 1, measured at the end of each fiscal year.

6.3 PRESERVATION OF EXISTENCE; COMPLIANCE WITH APPLICABLE LAWS: Maintain and preserve its existence and all rights and privileges now enjoyed; and conduct its business and operations in accordance with all applicable laws, rules and regulations.

6.4 MERGE OR CONSOLIDATE: Not liquidate or dissolve, merge or consolidate with or into, or acquire any other business organization.

6.5 MAINTENANCE OF INSURANCE: Keep and maintain the Collateral insured for not less than its full replacement value, excluding crops which will be insured for the amount of $3,000,000.00, against all risks of loss and damage and maintain insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower operates and maintain such other insurance and coverages as may be required by the Bank. All such insurance shall be in form and amount and with companies reasonably satisfactory to the Bank.

       With respect to insurance covering properties in which the Bank maintains a security interest or lien, such insurance shall name the Bank as loss payee pursuant to a loss payable endorsement satisfactory to the Bank and shall not be altered or canceled except upon 10 days' prior written notice to the Bank. Upon the Bank's request, the Borrower shall furnish the Bank with the original policy or binder of all such insurance.

6.6 MAINTENANCE OF COLLATERAL AND OTHER PROPERTIES: Except for Permitted Liens as permitted by Section 6.10, keep and maintain the Collateral free and clear of all levies, liens, encumbrances and security interests (including, but not limited to, any lien of attachment, judgment or execution) and defend the Collateral against any such levy, lien, encumbrance or security interest; comply with all laws, statutes and regulations pertaining to the Collateral and its use and operation, except for such failures to comply as are not reasonably likely to have a material adverse effect on the financial condition or operations of the Borrower or the Collateral; execute, file and record such statements, notices and agreements, take such actions and obtain such certificates and other documents as necessary to perfect, evidence and continue the Bank's security interest in the Collateral and the priority thereof; maintain accurate and complete records of the Collateral which show all sales, claims and allowances; and properly care for, house, store and maintain the Collateral in good condition, free of misuse, abuse and deterioration, other than normal wear and tear. The Borrower shall also maintain and preserve all its properties in good working order and condition in accordance with the general practice of other businesses of similar character and size, ordinary wear and tear excepted.

6.7 PAYMENT OF OBLIGATIONS AND TAXES: Make timely payment of all assessments and taxes and all of its liabilities and obligations including, but not limited to, trade payables, unless the same are being contested in good faith by appropriate proceedings with the appropriate court or regulatory agency. For purposes hereof, the Borrower's issuance of a check, draft or similar instrument without delivery to the intended payee shall not constitute payment.

6.8 INSPECTION RIGHTS AND ACCOUNTING RECORDS: The Borrower will maintain adequate books and records in accordance with generally accepted accounting principles consistently applied and in a manner otherwise acceptable to Bank, and, at any reasonable time and from time to time, permit the Bank or any representative thereof to examine and make copies of the records and visit the properties of the Borrower and discuss the business and operations of the Borrower with any employee or representative thereof. If the Borrower shall maintain any records (including, but not limited to, computer generated records or computer programs for the generation of such records) in the possession of a third party, the Borrower hereby agrees to notify such third party to permit the Bank free access to such records at all reasonable times and to provide the Bank with copies of any records which it may request, all at the Borrower's expense, the amount of which shall be payable immediately upon demand.

6.9 PAYMENT OF DIVIDENDS: Not declare or pay any dividends on any class of stock now or hereafter outstanding except dividends payable solely in the Borrower's capital stock.

6.10 LIENS AND ENCUMBRANCES: Not create, assume or permit to exist any security interest, encumbrance, mortgage, deed of trust, or other lien (including, but not limited to, a lien of attachment, judgment or execution) affecting any of the Borrower's properties, or execute or allow to be filed any financing statement or continuation thereof affecting any of such properties, except for Permitted Liens or as otherwise provided in this Agreement, and liens on properties that are not Collateral, and liens and security interests associated with Indebtedness of up to $500,000.00 in any one fiscal year, .

6.11 TRANSFER ASSETS: Not, after the date hereof, sell, contract for sale, convey, transfer, assign, lease or sublet, any of its assets (including, but not limited to, the Collateral) except in the Ordinary Course of Business and, then, only for full, fair and reasonable consideration.

6.12 CHANGE IN NATURE OF BUSINESS: Not make any material change in its financial structure or the nature of its business as existing or conducted as of the date hereof.

6.13 COMPENSATION OF EMPLOYEES: Compensate its employees for services rendered at an hourly rate at least equal to the minimum hourly rate prescribed by any applicable federal or state law or regulation.

6.14 OUT-OF-DEBT. Following the initial Advance under the Crop Line of Credit but prior to the Expiration Date, not permit to be outstanding any Advances under the Crop Line of Credit for a period of time equal to at least 30 consecutive calendar days.

6.15 NOTICE: Give the Bank prompt written notice of any and all (i) Events of Default; (ii) litigation, arbitration or administrative proceedings to which the Borrower is a party and in which the claim or liability exceeds $100,000.00 or which affects the Collateral; (iii) other matters which have resulted in, or might result in a material adverse change in the Collateral or the financial condition or business operations of the Borrower, and (iv) any enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Borrower or any of its properties.

6.16 ENVIRONMENTAL COMPLIANCE: The Borrower shall conduct its operations and keep and maintain all of its property in compliance with all Environmental Laws, except for such failures to comply as do not and are not reasonably likely to have a material adverse effect on the financial condition or operations of the Borrower or the Collateral; and, upon the written request of the Bank, the Borrower shall submit to the Bank, at the Borrower's sole cost and expense, at reasonable intervals, a report providing the status of any environmental, health or safety compliance, hazard or liability.

6.17   INVENTORY:

              (i) The Borrower shall keep materially correct and accurate records.

              (ii) All inventory shall be of good and merchantable quality, free from defects, other than defects as the result of natural forces beyond the reasonable control of the Borrower, and except for such other defects that do not and are not reasonably likely to have a material adverse effect on the financial condition or operations of the Borrower or the Collateral.

              (iii) At any reasonable time and from time to time, allow Bank to have the right, upon demand, to inspect and examine inventory and to check and test the same as to quality, quantity, value and condition and the Borrower agrees to reimburse the Bank for the Bank's reasonable costs and expenses in so doing.

              (iv) LOCATION OF THE HARVESTED CROPS: Any Crops now or hereafter harvested or removed from the Real Property shall not be stored with a bailee, warehouseman or similar party without the Bank's prior written consent and shall be kept only on the Real Property described on the attached Exhibit "B". Not withstanding the foregoing, Borrower may, in the Ordinary Course of Business, deliver possession of harvested Crops (i) to the proposed buyer thereof prior to the buyer's acceptance of such Crops, or (ii) to a common carrier for delivery to buyer.

6.18   CARE AND PRESERVATION OF THE CROPS:

              (i) Attend to and care for the Crops and do or cause to be done any and all acts that may at any time be appropriate or necessary to grow, farm, cultivate, irrigate, fertilize, fumigate, prune, harvest, pick, clean, preserve and protect the Crops; provided, however, that Borrower shall not be required to take any such action that is not in the Ordinary Course of Business.

              (ii) Not commit or suffer to be committed any waste of or damage to the Crops to the extent within the reasonable control of the Borrower.

              (iii) Permit the Bank and any of its agents, employees or representatives to enter upon the Real Property at any reasonable time and from time to time for the purpose of examining and inspecting the Crops and the Real Property.

              (iv) Harvest and prepare the Crops for market; provided, hopwever, that Borrower shall not be required to take any such action that is not in the ordinary course of business, and promptly notify the Bank when harvest commences.

              (v) Keep the Crops separate and always capable of identification.

6.19 EVIDENCE OF WATER AVAILABILITY: At such times as the Bank may reasonably request, to deliver to the Bank a certificate stating that the amount of water available and projected to be available is sufficient to conduct operations materially as described in Borrower's Crop Budget or operations materially similar to prior years' operations, as evidenced by information provided by the Borrower to the Bank. Such certificate shall be signed, at the Bank's option, either by the Borrower or by an independent third party, such as an officer of the Borrower's water district or other supplier of water.

6.20 YEAR 2000 COMPLIANCE. Borrower shall perform all acts reasonably and foreseeable to cause Borrower to become Year 2000 Compliant in a timely manner. Such acts shall include performing a review and assessment of all of Borrower's systems and adopting a plan with a budget for the remediation and testing of such systems. For the purposes hereof, "Year 2000 Compliant" shall mean that all software, hardware, firmware, equipment, goods or systems, utilized by, under the control of, and material to the business operations or financial condition of the Borrower, will properly perform date sensitive functions before, during and after the Year 2000. Borrower shall use its best efforts to remain informed as to whether its major customers, suppliers and vendors are Year 2000 Compliant. Borrower shall, upon the Bank's request, provide Bank with such certifications or other evidence of Borrower's compliance with the terms hereof as Bank may from time to time reasonably require.

                                      SECTION

                                         7

                                 EVENTS OF DEFAULT

       Any one or more of the following described events shall constitute an event of default (an "Event of Default") under this Agreement:

7.1 NON-PAYMENT: Any Borrower shall fail to pay the principal amount of any Obligations when due or interest on the Obligations within 10 days of when due.

7.2 PERFORMANCE UNDER THIS AGREEMENT: The Borrower shall fail in any material respect to perform or observe any term, covenant or agreement contained in this Agreement or in any document, instrument or agreement relating to this Agreement or any other document or agreement executed by Borrower with or in favor of Bank and any such failure shall continue unremedied for more than 30 days after written notice from the Bank to the Borrower of the existence and character of such Event of Default.

7.3 REPRESENTATIONS AND WARRANTIES; FINANCIAL STATEMENTS: Any representation or warranty made by the Borrower under or in connection with this Agreement or any financial statement given by the Borrower or any guarantor shall prove to have been incorrect in any material respect when made or given or when deemed to have been made or given.

7.4 OTHER AGREEMENTS: If there is a default under any other agreement with Bank or under an agreement to which Borrower is a party with Bank or with a third party or parties resulting in a right by the Bank or by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness.

7.5 INSOLVENCY: The Borrower or any guarantor shall: (i) become insolvent or be unable to pay its debts as they mature; (ii) make an assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its properties and assets; (iii) file a voluntary petition in bankruptcy or seeking reorganization or to effect a plan or other arrangement with creditors; (iv) file an answer admitting the material allegations of an involuntary petition relating to bankruptcy or reorganization or join in any such petition; (v) become or be adjudicated a bankrupt; (vi) apply for or consent to the appointment of, or consent that an order be made, appointing any receiver, custodian or trustee, for itself or any of its properties, assets or businesses; or (vii) in an involuntary proceeding, any receiver, custodian or trustee shall have been appointed for all or substantial part of the Borrower's or guarantor's properties, assets or businesses and shall not be discharged within 30 days after the date of such appointment.

7.6 EXECUTION: Any writ of execution or attachment or any judgment lien shall be issued against any property of the Borrower and shall not be discharged or bonded against or released within 30 days after the issuance or attachment of such writ or lien.

7.7 SUSPENSION: The Borrower shall voluntarily suspend the transaction of business or allow to be suspended, terminated, revoked or expired any material permit, license or approval of any governmental body necessary to conduct the Borrower's business as now conducted.

7.8 MATERIAL ADVERSE CHANGE: If there occurs a material adverse change in the Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or there is a material impairment of the value or priority of the Bank's security interest in the Collateral.

7.9 CHANGE IN OWNERSHIP: Through an amendment of the Certificate of Incorporation of Scheid Vineyards Inc. or otherwise, persons currently eligible to hold Class B Shares of Common Stock of Scheid Vineyards Inc. shall fail to have sufficient voting control to elect a majority of the authorized number of directors of Scheid Vineyards Inc.

                                      SECTION

                                         8

                                REMEDIES ON DEFAULT

Upon the occurrence of any Event of Default, the Bank may, at its sole and absolute election, without demand and only upon such notice as may be required by law:

8.1 ACCELERATION: Declare any or all of the Borrower's indebtedness owing to the Bank, whether under this Agreement or any other document, instrument or agreement, immediately due and payable, whether or not otherwise due and payable.

8.2 CEASE EXTENDING CREDIT: Cease making Advances or otherwise extending credit to or for the account of the Borrower under this Agreement or under any other agreement now existing or hereafter entered into between the Borrower and the Bank.

8.3 TERMINATION: Terminate this Agreement as to any future obligation of the Bank without affecting the Borrower's obligations to the Bank or the Bank's rights and remedies under this Agreement or under any other document, instrument or agreement.

8.4 PROTECTION OF SECURITY INTEREST: Make such payments and do such acts as the Bank, in its sole judgment, considers necessary and reasonable to protect its security interest or lien in the Collateral. The Borrower hereby irrevocably authorizes the Bank to pay, purchase, contest or compromise any encumbrance, lien or claim which the Bank, in its sole judgment, deems to be prior or superior to its security interest. Further, the Borrower hereby agrees to pay to the Bank, upon demand therefor, all expenses and expenditures (including attorneys' fees) incurred in connection with the foregoing.

8.5 FORECLOSURE: Enforce any security interest or lien given or provided for under this Agreement or under any security agreement, mortgage, deed of trust or other document, in such manner and such order, as to all or any part of the properties subject to such security interest or lien, as the Bank, in its sole judgment, deems to be necessary or appropriate and, to the extent permitted by applicable law, the Borrower hereby waives any and all rights, obligations or defenses now or hereafter established by law relating to the foregoing. In the enforcement of its security interest or lien, the Bank is authorized to enter upon the premises where any Collateral is located and take possession of the Collateral or any part thereof, together with the Borrower's records pertaining thereto, or the Bank may require the Borrower to assemble the Collateral and records pertaining thereto and make such Collateral and records available to the Bank at a place designated by the Bank. The Bank may sell the Collateral or any portions thereof, together with all additions, accessions and accessories thereto, giving only such notices and following only such procedures as are required by law, at either a public or private sale, or both, with or without having the Collateral present at the time of the sale, which sale shall be on such terms and conditions and conducted in such manner as the Bank determines in its sole judgment to be commercially reasonable. Any deficiency which exists after the disposition or liquidation of the Collateral shall be a continuing liability of the Borrower to the Bank and shall be immediately paid by the Borrower to the Bank.

8.6 CARE AND POSSESSION OF THE CROPS: Enter upon the Real Property and, using any and all of the Borrower's equipment, machinery, tools, farming implements and supplies, and improvements located on the Real Property:
       (i) farm, cultivate, irrigate, fertilize, fumigate, prune and perform any other act of acts appropriate or necessary to grow, care for, maintain, preserve and protect the Crops (using any water located in, on or adjacent to the Real Property); (ii) harvest, pick, clean and remove the Crops from the Real Property; and (iii) appraise, store, prepare for public or private sale, exhibit, market and sell the Crops and the products thereof; provided that the Borrower hereby agrees that, if the Borrower is the owner of the Real Property, the Bank shall not be responsible or liable for returning the Real Property to its condition immediately preceding the use of the Real Property as provided herein or for doing such acts as may be necessary to permit future crops to be grown on the Real Property.

8.7 NON-EXCLUSIVITY OF REMEDIES: Exercise one or more of the Bank's rights set forth herein or seek such other rights or pursue such other remedies as may be provided by law, in equity or in any other agreement now existing or hereafter entered into between the Borrower and the Bank, or otherwise.

8.8 APPLICATION OF PROCEEDS: All amounts received by the Bank as proceeds from the disposition or liquidation of the Collateral shall be applied to the Borrower's indebtedness to the Bank as follows: first, to the costs and expenses of collection, enforcement, protection and preservation of the Bank's lien in the Collateral, including court costs and reasonable attorneys' fees, whether or not suit is commenced by the Bank; next, to those costs and expenses incurred by the Bank in protecting, preserving, enforcing, collecting, liquidating, selling or disposing of the Collateral; next, to the payment of accrued and unpaid interest on all of the Obligations; next, to the payment of the outstanding principal balance of the Obligations; and last, to the payment of any other indebtedness owed by the Borrower to the Bank.

                                      SECTION

                                         9

                                   MISCELLANEOUS

9.1 AMOUNTS PAYABLE ON DEMAND: If the Borrower shall fail to pay on demand any amount so payable under this Agreement, the Bank may, at its option and without any obligation to do so and without waiving any default occasioned by the Borrower having so failed to pay such amount, create an Advance under this Agreement in an amount equal to the amount so payable, which Advance shall thereafter bear interest as provided hereunder.

9.2 DEFAULT INTEREST RATE: If an Event of Default, or an event which, with notice or passage of time could become an Event of Default, has occurred or is continuing, the Borrower shall pay to the Bank interest on any Indebtedness or amount payable under this Agreement at a rate which is 3% in excess of the rate or rates then in effect under this Agreement.

9.3    ASSIGNMENT OF THE BORROWER'S RIGHTS IN THE CROPS:

              (i) If the Crops or any portion or portions thereof become infected by disease or are destroyed by order of any local, state or federal authority, and, by reason thereof, the Borrower is entitled to be indemnified by such authority, the Borrower hereby assigns to the Bank for security purposes and as part of the Collateral any and all such sums due from such authority, and the Bank is hereby authorized to receive, collect and sue for the same, and the Borrower hereby orders and directs that any such sums be paid directly to the Bank.

              (ii) In addition, the Borrower hereby assigns and transfers to the Bank for security purposes and as part of the Collateral all of the Borrower's rights and interests in and to any monies now or hereafter placed in any funds of any marketing association, corporation, cooperative, partnership, firm or individual now, heretofore or hereafter handling or having to do with any of the Crops now growing or heretofore or hereafter grown on the Real Property or connected with the growing, marketing, farming or other handling of such Crops and the Borrower hereby assigns and transfers to the Bank for security purposes and as part of the Collateral all stock and all other interests, benefits and rights of the Borrower in any such marketing association, corporation, cooperative, partnership, firm or individual having anything to do with such Crops and all monies due or becoming due to the Borrower from any one or more of them.

9.4 RELIANCE AND FURTHER ASSURANCES: Each warranty, representation, covenant, obligation and agreement contained in this Agreement shall be conclusively presumed to have been relied upon by the Bank regardless of any investigation made or information possessed by the Bank and shall be cumulative and in addition to any other warranties, representations, covenants and agreements which the Borrower now or hereafter shall give, or cause to be given, to the Bank. Borrower agrees to execute all documents and instruments and to perform such acts as the Bank may reasonably deem necessary to confirm and secure to the Bank all rights and remedies conferred upon the Bank by this agreement and all other documents related thereto.

9.5 ATTORNEYS' FEES: Borrower shall pay to the Bank all costs and expenses, including but not limited to reasonable attorneys fees, incurred by Bank in connection with the administration, enforcement, including any bankruptcy, appeal or the enforcement of any judgment or any refinancing or restructuring of this Agreement or any document, instrument or agreement executed with respect to, evidencing or securing the indebtedness hereunder.

9.6 NOTICES: All notices, payments, requests, information and demands which either party hereto may desire, or may be required to give or make to the other party hereto, shall be given or made to such party by hand delivery or through deposit in the United States mail, postage prepaid, or by facsimile delivery, or to such other address as may be specified from time to time in writing by either party to the other.

       TO THE BORROWER:                          TO THE BANK:



        SCHEID VINEYARDS INC.                 SANWA BANK CALIFORNIA
        13470 Washington Blvd., Ste. 300      Fresno CBC
        Marina del Rey, CA 90292              2035 Fresno Street
        Attn:  Michael S. Thomsen             Fresno, CA 93721
                                              Attn: Dennis Johnson
        FAX:   (310)  301-1569
                                              FAX:   (559) 487-2157

9.7 WAIVER: Neither the failure nor delay by the Bank in exercising any right hereunder or under any document, instrument or agreement mentioned herein shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any other document, instrument or agreement mentioned herein preclude other or further exercise thereof or the exercise of any other right; nor shall any waiver of any right or default hereunder, or under any other document, instrument or agreement mentioned herein, constitute a waiver of any other right or default or constitute a waiver of any other default of the same or any other term or provision.

9.8 CONFLICTING PROVISIONS: To the extent the provisions contained in this Agreement are inconsistent with those contained in any other document, instrument or agreement executed pursuant hereto, the terms and provisions contained herein shall control. Otherwise, such provisions shall be considered cumulative.

9.9 BINDING EFFECT; ASSIGNMENT: This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Bank. The Bank may sell, assign or grant participation in all or any portion of its rights and benefits hereunder. The Borrower agrees that, in connection with any such sale, grant or assignment, the Bank may deliver to the prospective buyer, participant or assignee financial statements and other relevant information relating to the Borrower and any guarantor.

9.10 JURISDICTION: This Agreement, any notes issued hereunder, the rights of the parties hereunder to and concerning the Collateral, and any documents, instruments or agreements mentioned or referred to herein shall be governed by and construed according to the laws of the State of California without regard to conflict of law principles, to the jurisdiction of whose courts the parties hereby submit.

9.11 WAIVER OF JURY TRIAL: THE BORROWER AND THE BANK EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER AND THE BANK EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

9.12 CONFIDENTIALITY: Bank agrees that Borrower is required to provide, and will provide Bank from time to time, information, documentation and other materials which are confidential which shall not be disclosed by the Bank without the prior written consent of Borrower, except that Bank may disclose such matters to the extent compelled to do so by law and disclosure may be made, without liability (1) To any governmental agency or regulatory body having or claiming to have authority to regulate or oversee any aspect of your business or that of your corporate parent or affiliates in connection with the exercise of such authority or claimed authority, (2) To the extent necessary or appropriate to effect or preserve your security for any loan or to enforce any right or remedy,
       (3) To your accountants, attorneys, and auditors; and (4) To any bank or financial institution or other entity to which you in good faith desire to sell an interest or participation in the proposed financing, provided that any such recipient of such information agrees to keep such information confidential as specified herein.

9.13 COUNTERPARTS: This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

9.14 HEADINGS: The headings herein set forth are solely for the purpose of identification and have no legal significance.

9.15 ENTIRE AGREEMENT AND AMENDMENTS: This Agreement and all documents, instruments and agreements mentioned herein constitute the entire and complete understanding of the parties with respect to the transactions contemplated hereunder. All previous conversations, memoranda and writings between the parties pertaining to the transactions contemplated hereunder not incorporated or referenced in this Agreement or in such documents, instruments and agreements are superseded hereby. This Agreement may be amended only by an instrument in writing signed by the Borrower and the Bank.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first hereinabove written.


 BANK:                                     BORROWER:

 SANWA BANK CALIFORNIA                     SCHEID VINEYARDS INC.

 BY:    /s/ Dennis Johnson                 BY:  /s/ Heidi M. Scheid
    -----------------------------------       --------------------------------
 NAME:  Dennis Johnson, Vice President,    NAME:  Heidi M. Scheid


                                           BY: /s/ Michael Thomsen
                                              --------------------------------
                                           NAME: Michael Thomsen


                                           SCHEID VINEYARDS CALIFORNIA INC.

                                           BY:   /s/ Heidi M. Scheid
                                              --------------------------------
                                           NAME:  Heidi M. Scheid



                                           BY: /s/ Michael Thomsen
                                              --------------------------------
                                           NAME: Michael Thomsen